Exhibit 99.1

Sonida Continues to Execute on its Accretive Growth Plan and Upsizes its Revolver

Completes previously announced acquisition of eight senior living communities in the Southeast for $103 million, bringing total year-to-date acquired properties to 17 and total operating portfolio to 91 communities

Enters into agreement to acquire two new communities in Atlanta, GA for $29 million

Closes additional $75 million commitment on senior secured revolving credit facility, expanding total capacity to $150 million

DALLAS, Texas – October 3, 2024, Sonida Senior Living, Inc. (“Sonida” or the “Company”) (NYSE: SNDA), a leading owner, operator and investor in communities and services for seniors, today provided an update on its recently closed acquisitions and capital markets activity.

“Both of these transactions continue our value-creating, external growth strategy that is capitalizing on historically favorable senior housing trends through geographic densification, creative deal structuring and expansion of our best-in-class operating platform,” said Brandon Ribar, President and Chief Executive Officer. “We are excited about our current and active investment pipeline as well as the overall transaction environment.”

Capital Allocation – Acquired Eight-Asset Senior Housing Portfolio in the Southeast

On October 1, 2024, the Company finalized the previously announced acquisition of eight senior living communities strategically located in attractive submarkets in the Southeast. The portfolio is comprised of 555 units with Assisted Living (“AL”) and Memory Care (“MC”) offerings (approximately 70% AL and 30% MC) in northern Florida and South Carolina. The eight communities are located in high growth primary and secondary metropolitan areas with favorable growth prospects: Jacksonville, Orlando and Daytona Beach (Florida); Hilton Head, Charleston and Florence (South Carolina).

These communities will further modernize Sonida’s portfolio and densify its presence in the Southeast, which will allow Sonida to fully leverage its operating scale. The eight-asset portfolio has an attractive average asset age of five years, which compares favorably to an average asset age of 19 years for comparable inventory within a 10-mile radius.

Sonida’s purchase price of $102.9 million, or approximately $185,000 per unit, reflects a significant discount to the Company’s estimate of replacement cost. The portfolio’s in-place occupancy is approximately 85% with an average RevPOR of more than $6,000. The Company anticipates that the portfolio will be accretive to the Company’s effective cap rate going-in and following a multi-year stabilization period.

As of today, Sonida’s total operating portfolio is now comprised of 91 communities (including eight communities in which the Company owns varying interests through two separate joint ventures).

Capital Allocation – Signs Purchase Agreement to Acquire Two Atlanta-Based Properties

On October 1, 2024, the Company signed a purchase and sale agreement to acquire two senior living communities in the Atlanta, GA market for $29.0 million. Sonida intends to fund the transaction with cash on its balance sheet and proceeds from its senior secured revolving credit facility. The assets have an average age of five years and will add 178 units (106 AL and 72 MC) to Sonida’s portfolio. Consistent with the Company’s focus on regional densification, the acquisition brings Sonida’s Atlanta portfolio total to three assets and further grows its exposure to highly attractive Southeast markets. The portfolio’s in-place occupancy and average RevPOR are 86% and more than $5,700, respectively. Sonida’s purchase price is approximately $173,000 per unit, which reflects a significant discount to the Company’s estimate of replacement cost and expands Sonida’s accretive acquisitions year-to-date as the Company capitalizes on historically favorable senior housing trends.

Capital Markets – Closed Additional $75 Million on Senior Secured Revolving Credit Facility

On October 3, 2024, the Company closed on an additional $75 million commitment under the senior secured revolving credit facility (the “Credit Facility”) it entered with BMO Bank N.A. on July 24, 2024. The incremental $75 million availability, which was provided by the Royal Bank of Canada, results in a total aggregate commitment under the Credit Facility of up to $150 million. The Credit Facility has a term of three years, a leverage-based pricing matrix between S+210 and S+260 and is fully recourse to Sonida Senior Living, Inc. and its applicable subsidiaries.

Safe Harbor

The forward-looking statements in this press release, including, but not limited to, statements relating to the Company’s acquisitions, are subject to certain risks and uncertainties that could cause the Company’s actual results and financial condition to differ materially, including, but not limited to the Company’s ability to recognize the anticipated benefits of such acquisitions; the impact of such acquisitions on the Company’s business, including our ability to successfully implement integration strategies or achieve expected synergies and operating efficiencies; any legal proceedings that may be brought related to such acquisitions; our projections related to said acquisitions may not materialize as expected; and other risks and factors identified from time to time in the Company’s reports filed with the SEC, including the Company’s ability to generate sufficient cash flows from operations, proceeds from equity issuances and debt financings, and proceeds from the sale of assets to satisfy its short- and long-term debt obligations and to fund the Company’s acquisitions and capital improvement projects to expand, redevelop, and/or reposition its senior living communities; increases in market interest rates that increase the cost of certain of our debt obligations; increased competition for, or a shortage of, skilled workers, including due to general labor market conditions, along with wage pressures resulting from such increased competition, low unemployment levels, use of contract labor, minimum wage increases and/or changes in overtime laws; the Company’s ability to obtain additional capital on terms acceptable to it; the Company’s ability to extend or refinance its existing debt as such debt matures; the Company’s compliance with its debt agreements, including certain financial covenants, and the risk of cross-default in the event such non-

compliance occurs; the Company’s ability to complete acquisitions and dispositions upon favorable terms or at all, including the possibility that the expected benefits and our projections related to such acquisitions may not materialize as expected; the risk of oversupply and increased competition in the markets which the Company operates; the Company’s ability to improve and maintain controls over financial reporting and remediate the identified material weakness discussed in its recent Quarterly and Annual Reports filed with the SEC; the cost and difficulty of complying with applicable licensure, legislative oversight, or regulatory changes; risks associated with current global economic conditions and general economic factors such as inflation, the consumer price index, commodity costs, fuel and other energy costs, competition in the labor market, costs of salaries, wages, benefits, and insurance, interest rates, and tax rates; the impact from or the potential emergence and effects of a future epidemic, pandemic, outbreak of infectious disease or other health crisis; and changes in accounting principles and interpretations.

About Sonida

Dallas-based Sonida Senior Living, Inc. is a leading owner, operator and investor in independent living, assisted living and memory care communities and services for senior adults. The Company provides compassionate, resident-centric services and care as well as engaging programming operating 91 senior housing communities in 20 states with an aggregate capacity of over 9,500 residents, including 78 communities which the Company owns (including eight communities in which the Company owns varying interests through two separate joint ventures), and 13 communities that the Company manages on behalf of a third-party.

For more information, visit www.sonidaseniorliving.com or connect with the Company on Facebook, X or LinkedIn.

Investor Relations

Jason Finkelstein

Ignition Investor Relations

ir@sonidaliving.com